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                                                                    EXHIBIT 10.1

                      [CAPITAL CITIES/ABC, INC. LETTERHEAD]


                                                                 April, 26, 1988


                    PRIMARY TELEVISION AFFILIATION AGREEMENT



The Hearst Corporation
Kansas City, MO.


TELEVISION STATION:  KMBC


Gentlemen:

In order that your station may continue to serve the public interest, convenience and necessity, this Company and your Television Station KMBC hereby mutually agree upon the following plan of network cooperation, which shall replace the affiliation agreement between you and us dated May 15, 1986, as amended.


I.   NETWORK AFFILIATION AND PROGRAM SERVICE

     A. FIRST CALL. We will offer you, for television broadcasting by your station, the first call on all our network television programs which are to be broadcast on a network basis in the community to which your station is licensed by the Federal Communications Commission. Notwithstanding the foregoing, ABC shall have the right to authorize any television broadcasting station regardless of the community to which it is licensed by the FCC, to broadcast any network presentation of a subject we deem to be of immediate national significance including, but not limited to, a Presidential address.

     B. PROGRAM SERVICE. The program service we are offering will be as follows:

     1. Network Sponsored Programs. "Network sponsored programs", as used in this agreement, shall mean those television network programs which contain one or more commercial announcements paid for by or on behalf of one or more ABC Network advertisers.

     a) We will offer you all ABC television network sponsored programs for which sponsors may request broadcasting in the community to which your station is licensed.

     b) You agree to broadcast network sponsored programs in their entirety, including but not limited to the network
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          commercial announcements, network identifications, program promotional material or credit announcements contained in such programs which you accept, without interruption or deletion or addition of any kind. Notwithstanding the foregoing, you may substitute other ABC-TV promotional announcements in lieu of program promotional material concerning a network program for which your station has not been ordered or in lieu of program promotional material which is inaccurate as it pertains to your station. It is also understood that no commercial announcement, promotional announcement or public service announcement will be broadcast by you during any interval within a network program designated by ABC as being for the sole purpose of making a station identification announcement.

     2.   Network Sustaining, Cooperative and Spot Carrier Programs.

          a) We will from time to time offer you live or recorded network programs identified as sustaining programs, cooperative programs or spot carrier programs. Except as set forth below in subparagraphs (b) and (c), you agree to broadcast such programs which you accept in their entirety without interruption or deletion or addition of any kind.

          b) The network sustaining programs which we may offer to you may not, without our prior written consent, be sold by your station for commercial sponsorship or interrupted for commercial announcements or used for any purpose other than sustaining broadcasting. The charges to you for recorded sustaining programs will be as follows:

                   $100. per clock hour for film or taped programs
                                        (black and white)
                   $200. per clock hour for film or taped programs
                                        (color)

          c) You may carry the cooperative or spot carrier programs on the same basis as regular sustaining programs or you may offer them for commercial sponsorship on terms and conditions specified by us at the time such programs are offered to you.

     C. PROGRAM ACCEPTANCE. You agree that you will advise us within 15 days of the date of our offer of your acceptance or rejection of any offer by us relating to a regularly scheduled network program. With respect to any network program not regularly scheduled, you will advise us of your acceptance or rejection of our offer within 72 hours (exclusive of Saturdays, Sundays and holidays) after such offer has been received at your station. However, if the first broadcast referred to in our offer is scheduled to occur within less than 15 days after the date of our
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offer with respect to regularly scheduled network programs or less than 72 hours after our offer has been received at your station with respect to network programs not regularly scheduled, you shall notify us of your acceptance or rejection of such offer as promptly as possible, but in no event after the first broadcast time specified in such offer. Acceptance by you of our offer of a network program(s) shall constitute your agreement to broadcast such network program(s) in accordance with the terms of this agreement and of our offer to you.

     D. PROGRAM DELIVERY. By means satisfactory to us, we will arrange, at our own expense, for programs to be delivered, at our election, either to your control board at your main studios or to your satellite earth station. It is understood that if ABC elects to use any carrier facilities, then ABC shall be the customer for the connection facilities between the carrier and your main studios; and in the event that you desire to use said carrier facilities, purchased by ABC, for other than ABC live service, it is agreed that any such use will require our prior written approval. Upon such approval by us, if any, we will bill you and you agree to reimburse us for our costs for such use of these facilities.

II.  NETWORK STATION RATE

     1. The network station rate for your station shall be $1,800.00 and shall be used by us in determining your station compensation in accordance with the formula set forth in Schedule A hereto.

     2. We reserve the right to reevaluate and change at any time your network station rate from that set forth in Subparagraph 1 above by notice to you in writing to such effect. Any increase in your station rate will become effective at the date specified in our notice to you. Should we decrease your network station rate below that set forth in Subparagraph 1 above, we will notify you in writing at least six months prior to the effective date of such reduction, and you may, if you so elect, terminate this affiliation agreement as of the effective date of such reduction in your station rate by giving us prior written notification within 90 days after the date of our notice to you of such reduction. However, if such decrease is part of a general rate revision on the ABC Network, we will notify you in writing at least 30 days prior to the effective date of such reduction, and you may, if you so elect, terminate this affiliation agreement as of the effective date of such reduction in your station rate by giving us prior written notification within 15 days after the date of our notice to you of such reduction.
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III. NETWORK STATION COMPENSATION

     1. We agree to pay you, and you agree to accept, compensation in accordance with the provisions set forth in Schedule A attached hereto and hereby made a part hereof.

     2. If you should be unable, for any reason to broadcast any sponsored program(s), or any portion thereof, your compensation hereunder from us for that period shall be reduced accordingly.

     3. We may at any time, upon notice to you, substitute for any scheduled network program another network program, except that if such other network program in our judgment involves a special event of public interest or importance, no such notice is required. No compensation will be paid to you for the scheduled program or for the substitute program unless such substitute program is a "network sponsored program" in which event you shall be compensated in accordance with the terms or formula, whichever is applicable, set forth in Schedule A hereof.

     4. Nothing contained in this agreement shall be construed to prevent or hinder us, at any time upon notice to you as soon as practicable, from cancelling one or more network programs, whether sponsored or sustaining, in which event you shall receive no compensation for any such cancelled network sponsored program(s).

     5. With respect to network programs offered or already contracted for pursuant to this affiliation agreement, nothing herein contained shall be construed to prevent or hinder you from (a) rejecting or refusing network programs which you reasonably believe to be unsatisfactory, unsuitable or contrary to the public interest, or (b) substituting program, which in your opinion, is of greater local or national importance. You shall give us prompt telegraphic notification of any such refusal, rejection or substitution, and we shall be under no obligation to compensate you for any such program you have refused or rejected or for which you have substituted a program which is of greater local or national importance.


IV.  CUT-IN ANNOUNCEMENTS AND LOCAL TAG SERVICES

     A. CUT-IN ANNOUNCEMENTS. "Cut In Announcements", as used herein, shall mean the substitution of a special commercial in place of a regularly scheduled network commercial.

     1. Upon at least twenty-four (24) hours' notice, you shall, at our request, furnish such personnel and equipment as may be necessary to (a) broadcast cut-in announcements from your station alone, or (b) originate from your station cut-in announcements to one or more other stations, without regard to
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     whether or not your station is requested to broadcast said cut-in announcement(s). Notwithstanding anything contained in this agreement, you may refuse to broadcast any such cut-in announcement in the community to which your station is licensed by the FCC if, in your opinion, it is not in the public interest, convenience or necessity, but you shall nevertheless furnish such personnel and equipment as may be necessary to originate such cut-in announcement(s) from your station to one or more other stations.

     2. Cut-in announcements shall be broadcast only when authorized by us and then only in accordance with the instructions furnished to you. You will be supplied, as promptly as possible, with the material and instructions for these announcements.

     3. We may cancel any order for cut-in announcements without liability on our part, provided we do so upon not less than twenty-four (24) hours' notice to you, failing which, we will pay you the compensation you would have received if the announcement(s) had continued as scheduled for twenty-four (24) hours following receipt by you of such notice of cancellation.

     4. For each program during which such cut-in announcements are included, we shall pay you in accordance with the applicable table set forth in Schedule B hereto.

     B. LOCAL TAG SERVICES. "Local Tag Announcements", as used herein, shall mean a visual commercial announcement, made by you on behalf of a local dealer of a network advertiser, not exceeding ten seconds of a one-minute network commercial announcement or five seconds of a thirty-second network commercial announcement projected by means of a slide and not utilizing more than two (2) slides.

     1. Upon at least twenty-four (24) hours' notice, you shall, at our request, furnish such personnel and equipment as may be necessary to broadcast "local tag announcements".

     2. Local tag announcements shall be broadcast in accordance with our instructions. The network advertiser shall supply to you or purchase from you, as promptly as possible, the slide(s) for each local tag announcement. Local tag announcements shall not be accompanied by oral announcements unless the network advertiser shall make direct requests of you therefor and shall have assumed sole responsibility for payment of such oral announcements.

     3. We may cancel any order for local tag announcements without liability on our part provided we do so upon not less than twenty-four (24) hours' notice to you, failing which we will
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     pay you the compensation you would have received if the local tag announcement(s) had continued as scheduled for twenty-four (24) hours following receipt by you of such notice of cancellation.

     4. For each local tag announcement which you broadcast, we shall compensate you in accordance with the applicable table set forth in Schedule B hereto.


V.   GENERAL

     1. You will submit to us in writing, upon forms provided by us for that purpose, such reports covering network programs broadcast by your station as ABC may request from time to time.

     2. Subject to Subparagraph 2 of Section III of this agreement, neither you nor ourselves shall incur any liability hereunder because of our failure to deliver, or your failure to broadcast, any or all network programs due to:

     (a)  failure of facilities

     (b)  labor disputes, or

     (c)  causes beyond the control of the party so failing to broadcast.

     3. In the event that the transmitter location, power, frequency or hours of operation of your station are changed at any time so that your station is of less value to us as a network outlet than it is as of the date of this agreement, we will have the right to terminate this agreement upon thirty (30) days' advance written notice.

     4. You agree not to assign or to transfer any of the rights or privileges granted to you under this agreement without our prior consent in writing. You also agree that if any application is made to the Federal Communications Commission pertaining to an assignment or a transfer of control of your license, or any interest therein, you shall notify us in writing immediately of the filing of such application. Except as to assignments or transfers of control comprehended by Section 73.3540(e) of the Rules and Regulations of the Federal Communications Commission, we shall have the right to terminate this agreement effective as of the effective date of any assignment or transfer of control (voluntary or involuntary) of your license or any interest therein, provided ABC shall have given you notice in writing of such termination within thirty (30) days after we have been advised that such application for assignment or transfer has been filed with the Federal Communications Commission. If we do not so terminate this agreement, you agree, prior to the effective date of any such assignment or transfer of control of your stations to procure and deliver to us, in form satisfactory to us, the agreement of the
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proposed assignee or transferee that, upon consummation of the assignment or transfer of control of your station's authorization, the assignee or transferee will assume and perform this agreement in its entirety without limitation of any kind. If you fail to notify us of the proposed assignment or transfer of control of your station's authorization, or fail to procure the agreement of the proposed assignee or transferee in accordance with the preceding sentence, we shall have the right to terminate this agreement upon thirty (30) days' notice in writing to you and the transferee or assignee, after the effective date of such assignment or transfer or the date on which we learn of such assignment or transfer, whichever is later.

     5. You agree not to authorize, cause, permit or enable anything to be done whereby any program which we supply to you herein may be used for any purpose other than broadcasting by your station in the community to which it is licensed, which broadcast is intended for reception by the general public in places to which no admission is charged. You agree when you are authorized to tape a program for subsequent broadcast that the recording will be broadcast not more than once in its entirety and will be erased within six (6) hours of use.

     6. Except with our prior written consent and except upon such terms and conditions as we may impose, you agree not to authorize, cause, permit or enable anything to be done whereby a recording on film, tape or otherwise is made or a recording is broadcast, of a program which has been, or is being, broadcast on our network, or a rebroadcast is made of the broadcast transmission of your station during any hours when your station is broadcasting a program provided by ABC.

     7. With respect to any and all promotional material issued by you or under your direction or control, you agree to abide by any and all restrictions of which we advise you pertaining to the promotion of a network program(s) scheduled to be broadcast by you in your community, including, but without limitation, on-the-air promotion, billboards, and newspaper or other printed advertisements, announcements or promotions.

     8. You agree to maintain for your television station such licenses, including performing rights licenses as now are or hereafter may be in general use by television broadcasting stations and necessary for you to broadcast the television programs which we furnish to you hereunder. We will clear at the source all music in the repertory of ASCAP and of BMI used on our network programs, thereby licensing the broadcasting of such music on such programs over your station.

     9. The furnishing of film or tape recorded programs hereunder is contingent upon our ability to make arrangements satisfactory to us for the film or tape recordings necessary to deliver the
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programs to you. Such film or tape recorded programs shall be used only for a single television broadcast over your station. Positive prints of film or tape recorded programs are to be shipped by us, shipping charges prepaid, and you agree to return to us or to forward to such television station as we designate, shipping charges prepaid, each print or copy of said film or tape recording received by you hereunder, together with the original reels and containers furnished therewith. You will return or forward all prints in the same condition as received by you, ordinary wear and tear excepted, immediately after a single TV broadcast over your station. In the event you damage a print of any film or tape recorded program which is delivered to you, or fail to return or forward the original reels and containers furnished therewith, as aforesaid, you agree to pay the cost of replacing the complete print, original reels and/or containers as and when billed by us.

     10. No inducements, representations or warranties except as specifically set forth herein have been made by any of the parties to this agreement. This agreement constitutes the entire contract between the parties hereto and no provision thereof shall be changed or modified, nor shall this agreement be discharged in whole or in part, except by an agreement in writing, signed by the party against whom the change, modification or discharge is claimed or sought to be enforced; nor shall any waiver of any of the conditions or provisions of this agreement be effective and binding unless such waiver shall be in writing and signed by the party against whom the waiver is asserted, and no waiver of any provision of this agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or of any other provision.

     11. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12. Upon termination of this agreement, the consent theretofore granted to broadcast our Network programs shall be deemed immediately withdrawn and you shall have no further rights of any nature whatsoever in such programs.

     13. We agree to indemnify, defend and hold you harmless against and from all claims, damages, liabilities, costs and expenses arising out of the use or exercise by you, in accordance with this agreement, of any rights or material furnished by us hereunder, provided that you promptly notify us of any claim or litigation to which this indemnity shall apply, and that you cooperate fully with us in the defense at our request. You similarly agree to indemnify, defend and hold us harmless with respect to material furnished by you.
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VI.  TERM

     This agreement shall become effective at 3:00 AM, NYT, on the 1st day of October , 1988, and it shall continue until 3:00 AM, NYT, on the 1st day of October , 1990. It is understood and agreed, however, that this agreement may be terminated by either party upon giving the other party six (6) months advance written notice of its intention to do so.


If, after examination, you find that the arrangement herein proposed is satisfactory to you, please indicate your acceptance on the copy of this letter enclosed for that purpose and return that copy to us.

                                        Very sincerely yours,

                                        AMERICAN BROADCASTING COMPANIES, INC.


                                    By: /s/ American Broadcasting Companies,Inc.
                                        ----------------------------------------
                                        Senior Vice President, In Charge of
                                             Affiliate Relations


Accepted this 24th day of May, 1988.

Television Station: KMBC-TV


By: /s/ The Hearst Corporation
    --------------------------------